EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our Auditors’ Report, dated January 30, 2026, on the consolidated financial statements of CN Energy Group. Inc. and its subsidiaries (“Auditors’ Report”), in this Annual Report on Form 20-F for the year ended September 30, 2025 and the incorporation by reference of our Auditors’ Report into the Registration Statement on Form F-3 filed with the SEC on December 22, 2025 (File No. 333-292319), including all prospectus supplements thereof.

/s/ Enrome LLP

Singapore

January 30, 2026

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com